United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2003

ENCORE MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26538	65-0572565
(Commission File Number)	(IRS Employer Identification No.)

9800 Metric Blvd., Austin, Texas	78758
(Address of principal executive offices)	(Zip Code)

512-832-9500

Registrant’s telephone number, including area code

ITEM 9. REGULATION FD DISCLOSURE.

On April 28, 2003, Encore Medical Corporation (the “Company”) issued a press release reporting its financial results for the quarter ended March 29, 2003. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

In addition to being furnished pursuant to “Item 9. Regulation FD Disclosure” (“Item 9”) of Form 8-K, the information contained in this Form 8-K is being furnished pursuant to “Item 12. Results of Operations and Financial Condition,” under Item 9 of Form 8-K, as directed by the United States Securities and Exchange Commission in Release No. 34-47583.

The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2003

ENCORE MEDICAL CORPORATION

By: /s/	Harry L. Zimmerman
Harry L. Zimmerman, Executive Vice President-General Counsel